Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-269991) and Form S-8 (Nos. 333-01419, 333-64160, 333-125072, 333-183414, 333-192604, and 333-255993) of Dover Corporation of our report dated February 13, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 13, 2026